Exhibit 2.5

EXECUTION VERSION

VIPSHOP HOLDINGS LIMITED

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

1.50% CONVERTIBLE SENIOR NOTES DUE 2019

FIRST SUPPLEMENTAL INDENTURE

Dated as of
March 17, 2014

to

INDENTURE

Dated as of
March 17, 2014

Table of Contents

		Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE		1

Section 1.01	Relation to Base Indenture	1
Section 1.02	Definitions	1

ARTICLE 2 THE NOTES		7

Section 2.01	Designation and Principal Amount	7
Section 2.02	Form and Payment	7
Section 2.03	Payment at Maturity	8
Section 2.04	Payment of Interest	8
Section 2.05	Registrar, Transfer Agent, Paying Agent and Conversion Agent	9
Section 2.06	Additional Notes	9
Section 2.07	Transfer and Exchange	9

ARTICLE 3 PURCHASE OF NOTES		10

Section 3.01	Repurchase of Notes at Option of the Holder upon a Fundamental Change	10
Section 3.02	Effect of Fundamental Change Repurchase Notice	12
Section 3.03	Deposit of Fundamental Change Repurchase Price	13
Section 3.04	Repurchase of Notes by the Company at Option of the Holder	13
Section 3.05	Effect of 2017 Repurchase Notice	16
Section 3.06	Deposit of 2017 Repurchase Price	16
Section 3.07	Repayment to the Company	17
Section 3.08	Notes Purchased in Part	17
Section 3.09	Compliance with Securities Laws upon Purchase of Notes	17

ARTICLE 4 CONVERSION		17

Section 4.01	Conversion Privilege and Conversion Rate	17
Section 4.02	Conversion Procedure; Settlement upon Conversion	18
Section 4.03	Fractional ADSs	21
Section 4.04	Taxes on Conversion	21
Section 4.05	Company to Provide Shares	21
Section 4.06	Adjustment of Conversion Rate	22
Section 4.07	Adjustment to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or in connection with the Company’s Election to Redeem for Change in Tax Laws	29
Section 4.08	Events That Will Not Result in Adjustments	32
Section 4.09	Treatment of Reference Property	32
Section 4.10	Treatment of Rights	34
Section 4.11	Voluntary Adjustment	34
Section 4.12	Adjustment of Prices	34

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FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 17, 2014, between Vipshop Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 17, 2014 (the “Base Indenture” and, as further supplemented by this First Supplemental Indenture, the “Indenture”), providing for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in the Base Indenture;

WHEREAS, Section 14.01(o) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as permitted by Section 3.01 of the Base Indenture;

WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 1.50% Convertible Senior Notes due 2019 (the “Notes” and, each of them, a “Note”), the form, terms and conditions thereof to be set forth as provided in this First Supplemental Indenture;

WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when duly executed by the Company and authenticated and delivered by the Trustee as provided in this First Supplemental Indenture, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture and the issue hereunder of the Notes have been duly authorized in all respects.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of all Holders of the Notes from time to time, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01               Relation to Base Indenture.  This First Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02               Definitions.  For all purposes of this First Supplemental Indenture:

(a)                                 Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

(b)                                 Headings are for convenience of reference only and do not affect interpretation;

(c)                                  Unless otherwise defined in the Base Indenture or this First Supplemental Indenture or the context otherwise requires, all terms used therein and herein, as applicable, shall have the meanings assigned to them in the Trust Indenture Act; and

(d)                                 Unless the context otherwise requires, the terms defined in this Section 1.02(d) shall for all purposes of this First Supplemental Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“2017 Repurchase Date” has the meaning given to it in Section 3.04(a).

“2017 Repurchase Notice” has the meaning given to it in Section 3.04(c).

“2017 Repurchase Price” has the meaning given to it in Section 3.04(a).

“Additional ADSs” has the meaning given to it in Section 4.07(c).

“Additional Amounts” has the meaning given to it in Section 5.05.

“ADS Price” has the meaning given to it in Section 4.07(c).

“ADSs” means American Depositary Shares of the Company issued pursuant to and governed by the Deposit Agreement, each ADS representing 2 Ordinary Shares (or the right to receive 2 Ordinary Shares) as of the date of this First Supplemental Indenture, which number of Ordinary Shares may be adjusted from time to time.

“Agent” means any Registrar, Transfer Agent, Authenticating Agent, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Base Indenture” has the meaning given to it in the recitals.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means permanent certificated Notes in registered form that are not Global Notes issued in denominations of $1,000 principal amount and integral multiples thereof.

“change in tax law” has the meaning given to it in Section 6.01(a).

“Company” has the meaning given to it in the preamble.

“Conversion Date” has the meaning given to it in Section 4.02(c).

“Conversion Obligation” has the meaning given to it in Section 4.01(a).

“Conversion Price” has the meaning given to it in Section 4.01(a).

“Conversion Rate” has the meaning given to it in Section 4.01(a).

“Depositary” means DTC.

“Deposit Agreement” means the Deposit Agreement dated as of March 22, 2012, among the Company, Deutsche Bank Trust Company Americas (and any successor depositary thereunder), as depositary, and the holders and beneficial owners of the ADSs evidenced by American Depositary Receipts issued thereunder.

“distributed property” has the meaning given to it in Section 4.06(d)(3).

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning specified in Section 8.01.

“ex-dividend date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company, the Ordinary Shares Depositary or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiring Rights” has the meaning given to it in Section 4.06(b).

“FATCA” has the meaning given to it in Section 5.05.

“First Supplemental Indenture” has the meaning given to it in the preamble.

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(1)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or its or their employee benefit plans has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Ordinary Shares (including Ordinary Shares held in the form of ADSs) representing more than 50% of the voting power of all outstanding classes of Ordinary Shares entitled to vote generally in the election of the Company’s directors; or

(2)                                 (i) the Company merges or consolidates with or into any other Person, another Person merges with or into the Company and in connection therewith all or substantially all of the Ordinary Shares or ADSs are exchanged for or converted into cash, securities or other property, or the Company conveys, sells, transfers or leases all or substantially all of the consolidated assets of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, in one transaction or a series of transactions, to another Person other than one of the Company’s Subsidiaries or (ii) the Company engages in any recapitalization, reclassification, binding share exchange or other transaction in which all or substantially all of the Ordinary Shares or ADSs are exchanged for or converted into cash, securities or other property; provided that:

A.            a transaction described in clause (i) above pursuant to which the holders of the Company’s Ordinary Shares (including Ordinary Shares held in the form of ADSs) immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of the Company’s voting securities immediately prior to the transaction shall not be a Fundamental Change; and

B.            any merger or consolidation pursuant to clause (i) above or any transaction pursuant to clause (ii) above, in either case, which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of the Company’s outstanding Ordinary Shares (including Ordinary Shares held in the form of ADSs) solely into common stock of the surviving entity or a direct or indirect parent of the surviving entity (provided that such parent owns, directly or indirectly, 100% of the equity of the surviving entity) shall not be a Fundamental Change;

(3)                                 the Company is liquidated or dissolved or holders of the Ordinary Shares approve any plan or proposal for the Company’s liquidation or dissolution;

(4)                                 if none of the ADSs, Ordinary Shares represented by the ADSs, depositary receipts or shares of, or certificates representing, any common stock or equity interest into which the Notes are convertible pursuant to the terms of the Indenture, is listed for trading on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a Fundamental Change pursuant to clause (1) or clause (2) shall not be deemed to occur, in each case, if at least 90% of the consideration paid for the ADSs (excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of ordinary shares, depositary receipts or other certificates representing common equity interests traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the Notes become convertible into the Reference Property as described under Section 4.09.

“Fundamental Change Repurchase Date” has the meaning given to it in Section 3.01(a).

“Fundamental Change Repurchase Notice” has the meaning given to it in Section 3.01(c).

“Fundamental Change Repurchase Price” has the meaning given to it in Section 3.01(a).

“Fundamental Change Repurchase Right Notice” has the meaning given to it in Section 3.01(b).

“Global Note” has the meaning given to it in Section 2.02(a).

“Holder” or “Holder of a Note” means the person in whose name a Note is registered on the Registrar’s books.

“Indenture” has the meaning given to it in the recitals.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Reporting Additional Interest, if any.

“Interest Payment Date” has the meaning given to it in Section 2.04(a).

“Issue Date” of any Note means the date on which the Note was originally issued pursuant to this First Supplemental Indenture.

“Last Reported Sale Price” on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and average asked prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are listed for trading. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the average of the last quoted bid and ask prices for the ADSs in the over-the-counter market on the relevant date as reported by the OTC Markets Group Inc. or similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change under clause (1), (2) or (4) of the definition of “Fundamental Change” (in the case of any Fundamental Change described in clause (2) of the definition of the “Fundamental Change,” determined without regard to the proviso in such definition, but subject to the proviso immediately following clause (4) of the definition of the “Fundamental Change”).

“Make-Whole Reference Date” has the meaning given to it in Section 4.07(c).

“Maturity Date” means March 15, 2019.

“Note” has the meaning given to it in the recitals.

“open of business” means 9:00 a.m., New York City time.

“Ordinary Shares” means the ordinary shares, par value $0.0001 per ordinary share, of the Company, as such shares exist on the date of this First Supplemental Indenture.

“Ordinary Shares Depositary” means the person acting as depositary pursuant to the Deposit Agreement.

“Prospectus Supplement” means the prospectus supplement with respect to the offering of the Notes, dated March 11, 2014, to the prospectus dated March 10, 2014, which forms a part of the Company’s registration statement on Form F-3 (No. 333-194472).

“record date” means, with respect to any issuance, dividend or distribution to holders of Ordinary Shares (directly or in the form of ADSs), the date fixed for determination of holders of Ordinary Shares (directly or in the form of ADSs) entitled to receive such issuance, dividend or distribution (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption Reference Date” means, for any conversion in connection with the Company’s election to redeem the Notes in respect of a change in tax law, the date 30 days prior to the Tax Change Redemption Date.

“Redemption Reference Price” means, for any conversion in connection with the Company’s election to redeem to the Notes in respect of a change in tax law, the average of the Last Reported Sale Prices of the ADSs over the ten consecutive Trading Day period ending on, and including, the applicable Redemption Reference Date.

“Reference Property” has the meaning given to it in Section 4.09(a).

“Regular Record Date” means, with respect to each Interest Payment Date, the March 1 or September 1, as the case may be, immediately preceding such Interest Payment Date.

“Relevant Taxing Jurisdiction” has the meaning given to it in Section 5.05.

“Reporting Additional Interest” has the meaning given to it in Section 8.02(b).

“Securities” has the meaning given to it in the preamble.

“Significant Subsidiary” has the meaning specified in Rule 1-02(w) of Regulation S-X promulgated by the SEC.

“Specified Transaction” has the meaning given to it in Section 4.09(a).

“Spin-Off” has the meaning given to it in Section 4.06(d)(3).

“Successor Person” has the meaning given to it in Section 7.01(a).

“Tax Change Redemption Date” has the meaning given to it in Section 6.01(b).

“Tax Change Redemption Price” has the meaning given to it in Section 6.01(a).

“Trading Day” means a day during which trading in the ADSs generally occurs on The New York Stock Exchange or, if the ADSs are not then listed on The New York Stock Exchange, on the other principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading or, if the ADSs are not listed or admitted for trading on any U.S. national or regional securities exchange or market, a Business Day.

“Trustee” has the meaning given to it in the preamble.

“Valuation Period” has the meaning given to it in Section 4.06(d)(3).

ARTICLE 2

THE NOTES

Section 2.01                             Designation and Principal Amount.  There is hereby authorized a series of convertible senior notes designated as 1.50% Convertible Senior Notes due 2019. The aggregate principal amount of Notes that may be authenticated and delivered under Section 3.01 of the Base Indenture is initially limited to $632,500,000, subject to Section 2.06.

Section 2.02                             Form and Payment.

(a)                                 The Notes shall be initially issued as global notes, in fully registered book-entry form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof (each a “Global Note”).

(b)                                 The Company has entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Paying Agent, Conversion Agent or other agent is hereby authorized to act in accordance with such letter and Applicable Procedures.

The Global Notes representing the Notes shall be deposited with, or on behalf of, the DTC and shall be registered, at the request of the DTC, in the name of Cede & Co. No Global Note may be transferred except as a whole by a nominee of the DTC to another nominee of the DTC or to a successor of the DTC or a nominee of such successor.

Principal of and/or interest on the Global Notes shall be made in immediately available funds to the DTC, or its nominee.

If Notes are issued in certificated form in the future, the Company will pay the principal of, and interest on, those Certificated Notes at the office or agency designated by the Company in the Borough of Manhattan in New York City for such purpose, which shall initially be the Corporate Trust Office of the Trustee.

The Company shall pay interest on any Certificated Notes to Holders (A) of an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Notes at their addresses as such addresses appear in the Register and (B) of an aggregate principal amount of more than $5,000,0000, either by check mailed to each Holder or, upon application by such a Holder to the Paying Agent not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Paying Agent to the contrary.

The Trustee shall initially act as Paying Agent for the Notes (the “Paying Agent”).  The Company may also arrange for additional payment offices, and may cancel or change these offices, including any use of the Trustee’s Corporate Trust Office. The Company may appoint additional Paying Agents and change any Paying Agent without prior notice to the Holders and the Company may act as Paying Agent.

If the Company maintains an additional Paying Agent in a European Union member state, the Company shall ensure that the Company maintains such Paying Agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive (so long as there is such a member state).

If any Interest Payment Date, the Maturity Date or any earlier Fundamental Change Repurchase Date or Tax Change Redemption Date or the 2017 Repurchase Date of a Note falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

Section 2.03                             Payment at Maturity.

(a)                                 On the Maturity Date, each Holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of Notes unless such Note has been earlier converted pursuant to Article 4, purchased by the Company in connection with a Fundamental Change or at the Holder’s option pursuant to Article 3 or redeemed by the Company at its option pursuant to Article 6.

(b)                                 With respect to Global Notes, principal will be paid on the Maturity Date by wire transfer of immediately available funds to the account of the DTC or its nominee.

(c)                                  With respect to Certificated Notes, principal will be payable at the office or agency of the Company maintained for such purpose on the Maturity Date, which shall initially be the Corporate Trust Office of the Trustee.

Section 2.04                             Payment of Interest.

(a)                                 The Notes will bear cash interest at a rate of 1.50% per year from March 17, 2014, or from the most recent date to which interest has been paid or duly provided for, which shall be payable semiannually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing on September 15, 2014, to the Person in whose name such Note is registered as of the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date.

(b)                                 The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)                                  All references to “interest” shall include Reporting Additional Interest payable pursuant to Section 8.02(b), if any.

Section 2.05                             Registrar, Transfer Agent, Paying Agent and Conversion Agent.  The Company hereby initially designates the Trustee as Registrar, Paying Agent, Transfer Agent and Conversion Agent, and designates the Corporate Trust Office of the Trustee as an office or agency where notices and demands to or upon the Company in respect of the Notes the Indenture shall be served.

Section 2.06                             Additional Notes

Notwithstanding anything to the contrary provided in Article 2, the Company may, from time to time, without notice to, or the consent of, the Holders, issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in the issue price, issue date and interest accrued, if any) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes and securities law, such additional Notes shall have a separate CUSIP number from the Notes initially issued hereunder. The Notes initially issued hereunder and such additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. No additional Notes may be issued if any Event of Default has occurred and is continuing with respect to the Notes.

Section 2.07                             Transfer and Exchange.

(a)                                 Notwithstanding anything to the contrary in the Base Indenture, neither the Registrar nor the Company is required to transfer or exchange any Notes or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof or conversion in accordance with Article 4 hereof or called for redemption in accordance with Article 6 hereof and a written form of transfer substantially in the form of the “Assignment Form” set forth in Exhibit A hereto will be deemed to be a satisfactory instrument of transfer to the Company and the Registrar.

(b)                                 At such time as all interests in a Global Note have been repurchased, redeemed, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with the Applicable Procedures. At any time prior to such cancellation, if any interest in a Global Note is repurchased, redeemed, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the Applicable Procedures, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

(c)                                  Global Notes. Every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Note may be transferred only as a whole and only (x) by the Depositary to a nominee of the Depositary, (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)                                 Certificated Notes. Except as otherwise provided in Section 2.07(a) hereof, Certificated Notes may be transferred or exchanged in accordance with Section 3.06 of the Base Indenture.

ARTICLE 3

PURCHASE OF NOTES

Section 3.01                             Repurchase of Notes at Option of the Holder upon a Fundamental Change.

(a)                                 If a Fundamental Change occurs at any time, each Holder shall have the right, at the option of the Holder, to require the Company to purchase for cash all of such Holder’s Notes or any portion of the principal thereof that is equal to $1,000 principal amount (or an integral multiple thereof) on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days nor more than 35 calendar days after the date of the Fundamental Change Repurchase Right Notice, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record as of the close of business on the corresponding Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased.

(b)                                 On or before the 20th calendar day after (i) in the case of a Fundamental Change pursuant to clause (1) of the definition thereof, the date the Company becomes aware that a Fundamental Change has occurred or become effective or (ii) in the case of any other Fundamental Change, the date on which the Fundamental Change occurs or becomes effective, the Company shall mail a written notice of the occurrence of the Fundamental Change and of the resulting purchase right, if any (the “Fundamental Change Repurchase Right Notice”).  The Fundamental Change Repurchase Right Notice shall state, among other things:

(1)                                 the events causing the Fundamental Change;

(2)                                 the date of the Fundamental Change;

(3)                                 the last date on which a Holder may exercise the repurchase right;

(4)                                 the Fundamental Change Repurchase Price;

(5)                                 the Fundamental Change Repurchase Date;

(6)                                 the name and address of the Paying Agent and the Conversion Agent;

(7)                                 the applicable Conversion Rate and any adjustments to the applicable Conversion Rate, including any Additional ADSs;

(8)                                 that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(9)                                 the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company shall (i) publish a notice containing the information in Section 3.01(b) in a newspaper of general circulation in the City of New York or issue a press release and (ii) publish the information on the Company’s website or through such other public medium as the Company may use at that time.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Repurchase Right Notice shall be prepared by the Company.  In such a case, the Company shall deliver such notice to the Trustee at least two Business Days prior to the date that such notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with an Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.01.

(c)                                  A Holder may exercise its rights specified in Section 3.01(a) upon delivery of the Notes to be repurchased, duly endorsed for transfer, together with a duly completed written repurchase notice (a “Fundamental Change Repurchase Notice”) in the form entitled “Form of Fundamental Change Repurchase Notice” set forth in Exhibit A hereto (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Applicable Procedures) to the Paying Agent at any time on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date. The Fundamental Change Repurchase Notice shall state:

(1)                                 if the Notes are Certificated Notes, the certificate number of the Note which the Holder will deliver to be repurchased;

(2)                                 the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which must be in $1,000 principal amount or an integral multiple of $1,000 in excess thereof; and

(3)                                 that such Note shall be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, such delivery (and the related Fundamental Change Repurchase Notice) must comply with all Applicable Procedures.

(d)                                 Any Holder shall have the right to withdraw a Fundamental Change Repurchase Notice in whole or in part by a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 3.01 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:

(1)                                 the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be $1,000 aggregate principal amount or an integral multiple thereof;

(2)                                 if Certificated Notes have been issued, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted; and

(3)                                 the principal amount, if any, of such Note which remains subject to the Fundamental Change Repurchase Notice, which portion must be $1,000 aggregate principal amount or an integral multiple thereof;

provided, however, that if the Notes are Global Notes, such notice must comply with all Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this First Supplemental Indenture.

(e)                                  The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

Section 3.02                             Effect of Fundamental Change Repurchase Notice.

(a)                                 Upon receipt by the Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder and delivery of the Note in respect of which the Fundamental Change Repurchase Notice was given either in certificated form or in accordance with the Applicable Procedures, the Company shall be required to repurchase such Notes properly surrendered for purchase on the Fundamental Change Repurchase Date. Such Fundamental Change Repurchase Price shall be paid to the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given (unless such Fundamental

Change Repurchase Notice is withdrawn as specified in Section 3.01(d)) promptly following the later of:

(1)                                 the Fundamental Change Repurchase Date; and

(2)                                 the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into ADSs pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 3.01(d) with respect to the Notes to be converted.

Section 3.03                             Deposit of Fundamental Change Repurchase Price.

(a)                                 On or before 11:00 a.m., New York City time, on the Business Day preceding the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.03 of the Base Indenture) an amount of cash in immediately available funds, sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes that are to be purchased as of such Fundamental Change Repurchase Date.

(b)                                 If on the Fundamental Change Repurchase Date, the Paying Agent or the Trustee, in accordance with the terms hereof, holds cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to purchase in accordance with Section 3.01, then, with respect to the Notes that have been properly surrendered for repurchase to the Paying Agent and not validly withdrawn:

(1)                                 such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue, whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent; and

(2)                                 all other rights of the Holders of such Notes shall terminate, other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the right of the Holder of record at the close of business on such Regular Record Date to receive on such Interest Payment Date the accrued and unpaid interest to, but not including, such Interest Payment Date.

(c)                                  No Notes may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or prior to such date.

Section 3.04                             Repurchase of Notes by the Company at Option of the Holder.

(a)                                 On March 15, 2017 (the “2017 Repurchase Date”), each Holder shall have the right, at the option of the Holder, to require the Company to purchase for cash all of such Holder’s Notes or any portion of the principal thereof that is equal to $1,000 principal amount (or an integral multiple thereof) at a purchase price (the “2017 Repurchase Price”) equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but not including, the 2017 Repurchase Date; provided that such accrued and unpaid interest payable on such Interest Payment Date shall be paid not to the Holder submitting the Notes for repurchase on the 2017 Repurchase Date but shall be paid on the Interest Payment Date to the Holder of record as of the close of business on the corresponding Regular Record Date.

(b)                                 Not less than 20 Business Days prior to the 2017 Repurchase Date, the Company shall mail a written notice of such Holders’ right to require the Company to repurchase their Notes.  Such notice shall state, among other things:

(1)                                 the 2017 Repurchase Date;

(2)                                 the 2017 Repurchase Price;

(3)                                 the last date on which a Holder may exercise the repurchase right;

(4)                                 the name and address of the Paying Agent; and

(5)                                 the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing such notice, the Company shall (i) publish a notice containing the information in Section 3.04(b) in a newspaper of general circulation in the City of New York or issue a press release and (ii) publish the information on the Company’s website or through such other public medium as the Company may use at that time.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such notice shall be prepared by the Company.  In such a case, the Company shall deliver such notice to the Trustee at least two Business Days prior to the date that such notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with an Officer’s Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.04.

(c)                                  A Holder may exercise its rights specified in Section 3.04(a) upon delivery of the Notes to be repurchased, duly endorsed for transfer, together with a duly completed written repurchase notice (a “2017 Repurchase Notice”) in the form entitled “Form of 2017 Repurchase Notice” set forth in Exhibit A hereto (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Applicable Procedures) to the Paying Agent at any time on or before the close of business on the second Business Day immediately preceding the 2017 Repurchase Date. The 2017 Repurchase Notice shall state:

(1)                                 if the Notes are Certificated Notes, the certificate number of the Note which the Holder will deliver to be repurchased;

(2)                                 the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which must be in $1,000 principal amount or an integral multiple of $1,000 in excess thereof; and

(3)                                 that such Note shall be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, such delivery (and the related 2017 Repurchase Notice) must comply with all Applicable Procedures.

(d)                                 Any Holder shall have the right to withdraw a 2017 Repurchase Notice in whole or in part by a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 3.04 at any time prior to the close of business on the Business Day immediately preceding the 2017 Repurchase Date specifying:

(1)                                 the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be $1,000 aggregate principal amount or an integral multiple thereof;

(2)                                 if Certificated Notes have been issued, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted; and

(3)                                 the principal amount, if any, of such Note which remains subject to the 2017 Repurchase Notice, which portion must be $1,000 aggregate principal amount or an integral multiple thereof;

provided, however, that if the Notes are Global Notes, such notice must comply with all Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Notes with respect to which a 2017 Repurchase Notice has been withdrawn in compliance with this First Supplemental Indenture.

(e)                                  The Paying Agent shall promptly notify the Company of the receipt by it of any 2017 Repurchase Notice or written notice of withdrawal thereof.

Section 3.05                             Effect of 2017 Repurchase Notice.

(a)                                 Upon receipt by the Paying Agent of a properly completed 2017 Repurchase Notice from a Holder and delivery of the Note in respect of which the 2017 Notice was given either in certificated form or in accordance with the Applicable Procedures, the Company shall be required to repurchase such Notes properly surrendered for purchase on the 2017 Repurchase Date. Such 2017 Repurchase Price shall be paid to the Holder of the Note in respect of which such 2017 Repurchase Notice was given (unless such 2017 Repurchase Notice is withdrawn as specified in Section 3.04(d)) promptly following the later of:

(1)                                 the 2017 Repurchase Date; and

(2)                                 the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.04.

Notes in respect of which a 2017 Repurchase Notice has been given by the Holder thereof may not be converted into ADSs pursuant to Article 4 on or after the date of the delivery of such 2017 Repurchase Notice unless such 2017 Repurchase Notice has first been validly withdrawn in accordance with Section 3.04(d) with respect to the Notes to be converted.

Section 3.06                             Deposit of 2017 Repurchase Price.

(a)                                 On or before 11:00 a.m., New York City time, on the Business Day preceding the 2017 Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.03 of the Base Indenture) an amount of cash in immediately available funds, sufficient to pay the aggregate 2017 Repurchase Price of all the Notes that are to be purchased as of such 2017 Repurchase Date.

(b)                                 If on the 2017 Repurchase Date, the Paying Agent or the Trustee, in accordance with the terms hereof, holds cash sufficient to pay the 2017 Repurchase Price of the Notes that Holders have elected to require the Company to purchase in accordance with Section 3.04, then, with respect to the Notes that have been properly surrendered for repurchase to the Paying Agent and not validly withdrawn:

(1)                                 such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue, whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent; and

(2)                                 all other rights of the Holders of such Notes shall terminate, other than (x) the right to receive the 2017 Repurchase Price and (y) the right of the Holder of record at the close of business on the Regular Record Date immediately preceding the 2017 Repurchase Date to receive the accrued and unpaid interest to, but not including, the corresponding Interest Payment Date.

(c)                                  No Notes may be repurchased at the option of Holders on the 2017 Repurchase Date if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or prior to such date.

Section 3.07          Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 or Section 3.06, as the case may be, exceeds the aggregate Fundamental Change Repurchase Price or the aggregate 2017 Repurchase Price, as the case may be, of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date or the 2017 Repurchase Date, as the case may be, the Trustee or the Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.08          Notes Purchased in Part.  Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent and, promptly after the Fundamental Change Repurchase Date or the 2017 Repurchase Date, as the case may be, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.09          Compliance with Securities Laws upon Purchase of Notes.  In connection with repurchase of the Notes under Section 3.01 or Section 3.04, the Company shall:

(a)           comply with the applicable provisions of Rule 13e-4, Rule 14e-l, and any other tender offer rules under the Exchange Act, which may then be applicable;

(b)           if required, file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes; and

(c)           otherwise comply with all applicable U.S. federal and state securities laws.

ARTICLE 4

CONVERSION

Section 4.01          Conversion Privilege and Conversion Rate.

(a)           Subject to and upon compliance with the provisions of this First Supplemental Indenture, each Holder shall have the right, at such Holder’s option, to convert all or any portion (provided that the portion to be converted is $1,000 in principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the second Business Day immediately preceding the Maturity Date, at an initial conversion rate of 4.9693 ADSs (subject to adjustment as provided in Section 4.06 and Section 4.07, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to settlement provisions of Section 4.02, the “Conversion Obligation”). The Conversion Rate and the corresponding Conversion Price in effect at any given time are referred to as the “applicable Conversion Rate” and the “applicable Conversion Price,” respectively. The applicable “Conversion Price” at any given time will be computed by dividing $1,000 by the applicable Conversion Rate at such time.

(b)           Provisions of this First Supplemental Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(c)           A Holder of Notes is not entitled to any rights (including, without limitation, voting rights and rights to receive any dividends or other distributions on the ADSs) as a shareholder of the Company. In addition, upon conversion of the Notes, if applicable, a Holder will receive ADSs. As a holder of ADSs, such Holder will not be a shareholder of the Company.

Section 4.02          Conversion Procedure; Settlement upon Conversion.

(a)           To convert a beneficial interest in a Global Note, a Holder must:

(1)           comply with the Applicable Procedures for converting a beneficial interest in a Global Note;

(2)           if required, pay funds equal to interest payable on the next Interest Payment Date as described in Section 4.02(f);

(3)           pay any transfer or similar taxes or duties for which the Holder is responsible as described in Section 4.04; and

(4)           pay the applicable fees and expenses of the Ordinary Shares Depositary for the issuance of the ADSs as described in the Deposit Agreement.

(b)           To convert a Certificated Note, a Holder must:

(1)           complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice;

(2)           deliver the conversion notice, which is irrevocable, and the Note to the Conversion Agent;

(3)           if required, furnish appropriate endorsements and transfer documents;

(4)           if required, furnish written acknowledgements, certifications and agreements in connection with the issuance of ADSs by the Ordinary Shares Depositary upon deposit of Ordinary Shares;

(5)           if required, pay funds equal to interest payable on the next Interest Payment Date as described in Section 4.02(f);

(6)           pay any transfer or similar taxes or duties for which the Holder is responsible as described in Section 4.04; and

(7)           pay the applicable fees and expenses of the Ordinary Shares Depositary for the issuance of ADSs pursuant to the Deposit Agreement.

(c)           The date on which the Holder complies with all of the requirements in paragraph (a) or (b) above is the “Conversion Date.”  The Notes will be deemed to have been converted immediately prior to the close of business on the Conversion Date and the converting Holder will be treated as a Holder of record of the ADSs issued upon conversion as of the close of business on the Conversion Date.

(d)           Upon conversion, the Company shall deliver to the Holder of the Notes a number of ADSs equal to (1)(A) the aggregate principal amount of Notes to be converted divided by (B) $1,000, multiplied by (2) the applicable Conversion Rate on the relevant Conversion Date and cash in lieu of fractional ADSs calculated in accordance with Section 4.03. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full ADSs that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. Upon conversion of a Note, the Company shall deliver the ADSs (and cash in lieu of fractional ADSs) due in respect of such conversion to the Holder of the Notes on the third Business Day immediately following the relevant Conversion Date.

(e)           The Company shall undertake to deliver to the custodian under the Deposit Agreement such Ordinary Shares required for the issuance of the ADSs by the Ordinary Shares Depositary upon conversion of the Notes, plus written delivery instruction (if requested by the Ordinary Shares Depositary or the custodian) for such ADSs and any other information or documentation reasonably required by the Ordinary Shares Depositary or the custodian in connection with each deposit of Ordinary Shares and issuance and delivery of ADSs. The delivery of ADSs by the Ordinary Shares Depositary to Holders upon conversion of their Notes or their designated transferees will be governed by the terms of the Deposit Agreement.

(f)            Upon conversion of a Note, a Holder will not receive, except as described below, any separate cash payment for accrued and unpaid interest.  Instead, accrued and unpaid interest to, but not including, the Conversion Date will be deemed paid in full by the ADSs received by the Holder upon conversion rather than cancelled, extinguished or forfeited.  Delivery of Ordinary Shares to the Ordinary Shares Depositary for the issuance to the Holder of the full number of ADSs into which the Note is convertible, together with any cash payment of such Holder’s fractional ADSs pursuant to Section 4.03, will thus be deemed to satisfy the Company’s obligation to pay the principal amount of a Note and to pay accrued and unpaid interest on the Note to, but not including, the Conversion Date.

Notwithstanding the immediately preceding paragraph, if Notes are surrendered for conversion after the close of business on any Regular Record Date and prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date will receive the interest payable on such Note on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion by a Holder during the period from and after the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date), except that no such payment need to be made:

(1)           if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date;

(2)           if the 2017 Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date;

(3)           if the Company has specified a Tax Change Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date;

(4)           to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such Notes; or

(5)           in respect of any conversions that occur after the Regular Record Date immediately preceding the Maturity Date.

For the avoidance of doubt, all Holders on the Regular Record Date immediately preceding the Maturity Date will receive and retain the full interest payment due on the Maturity Date regardless of whether their Notes are converted following such Regular Record Date.

(g)           In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder thereof, without service charge, a new Note or Notes of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Note.  A Note may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Note to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.  The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(h)           If a Holder has already delivered a Fundamental Change Repurchase  Notice under Section 3.01 or a 2017 Repurchase Notice under Section 3.04 with respect to a Note, such Holder may not surrender that Note for conversion until the Holder has withdrawn the applicable repurchase notice in accordance with the Indenture. If the Company has designated a Tax Change Redemption Date as described under Section 6.01, a Holder that complies with the requirements for conversion described in Section 4.02(a) or Section 4.02(b), as applicable, will be deemed to have delivered a notice of its election not to have its Notes redeemed.

(i)            If the Company’s ADS facility maintained with the Ordinary Shares Depositary is terminated for any reason but the Ordinary Shares are then listed for trading on  a U.S. national securities exchange, the Notes shall become convertible into Ordinary Shares.  In all such case, all reference to ADSs in this First Supplemental Indenture shall be deemed to refer to Ordinary Shares, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Ordinary Shares, and other appropriate adjustments will be made hereunder to reflect such change.

Section 4.03          Fractional ADSs.  The Company will not issue fractional ADSs upon conversion of Notes.  In lieu of any fractional ADSs, the Company will pay on the third Business Day immediately following the Conversion Date an amount in cash equal to the Last Reported Sale Price of the ADS on the relevant Conversion Date (of, if such Conversion Date is not on a Trading Day, the next following Trading Day) multiplied by such fractional ADS and rounding the product to the nearest whole cent.

Section 4.04          Taxes on Conversion.  If a Holder converts a Note, no service charge will be imposed by the Company and the Company shall pay any documentary, stamp or similar issue or transfer taxes due on the issuance of ADSs upon such conversion.  The Company shall also pay any such tax with respect to cash received in lieu of fractional ADSs.  In addition, the Company, the Trustee or the Conversion Agent may require a Holder to pay a sum sufficient to cover any such tax that is due because the Holder requests any ADSs to be issued in a name other than the Holder’s name.

Section 4.05          Company to Provide Shares.

(a)           The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued share capital, a sufficient number of Ordinary Shares to be represented by ADSs to permit the conversion of all outstanding Notes into ADSs.

(b)           All Ordinary Shares delivered to the Ordinary Shares Depositary for issuance of the ADSs by the Ordinary Shares Depositary upon conversion of the Notes shall be newly issued Ordinary Shares, and such Ordinary Shares shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c)           The Company covenants to take all such actions as may be required for the delivery in accordance herewith of ADSs, deliverable upon the conversion of any Note, including the issuance of Ordinary Shares represented by such ADSs, the deposit thereof in accordance with the Deposit Agreement, and the acceptance of such ADSs into the book-entry system maintained by the Ordinary Shares Depositary.  Without limiting the generality of the foregoing, the Company further covenants that:

(1)           if any Ordinary Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), endeavor to secure such registration or approval, as the case may be; and

(2)           if at any time the ADSs shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, all ADSs issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such ADSs until the first conversion of the Notes into ADSs in accordance with the provisions of this Indenture, the Company covenants to list such ADSs issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 4.06          Adjustment of Conversion Rate.

(a)           If the number of Ordinary Shares represented by one ADS is changed after the date of this First Supplemental Indenture, the Conversion Rate shall be appropriately adjusted by the Company such that the number of Ordinary Shares represented by ADSs upon which conversion of the Notes is based remains the same.  For the avoidance of doubt, as of the date of this First Supplemental Indenture, each ADS represents two Ordinary Shares.

(b)           Notwithstanding the adjustment provisions described below, if the Company distributes to all or substantially all holders of Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and, in lieu of a corresponding distribution to holders of ADSs, ADSs will instead represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other asset or property of the Company, then a Conversion Rate adjustment described below will not be made unless and until a corresponding distribution (if any) is made to holders of ADSs, in which case such Conversion Rate adjustment will be based on the distribution made to the holders of ADSs and not on the distribution made to the holders of Ordinary Shares. However, in the event that the Company issues or distributes to all or substantially all holders of Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to the provisions set forth under Section 4.06(d)(2) (in the case of Expiring Rights entitling holders of Ordinary Shares for a period of not more than 60 days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares or ADSs) or Section 4.06(d)(3) (in the case of all other Expiring Rights). “Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

(c)           For the avoidance of doubt, if any event described in Section 4.06(d)(1) through Section 4.06(d)(5) results in a change to the number of Ordinary Shares represented by the ADSs, then such a change will be deemed to satisfy the Company’s obligation to adjust the Conversion Rate on account of such event to the extent, but only to the extent, that such change produces the same economic effect as the relevant Conversion Rate adjustment would have produced in the absence of the change to the number of Ordinary Shares represented by the ADSs.

(d)           Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company will not make any adjustments to the Conversion Rate if Holders of the Notes may participate as a result of holding the Notes and at the same time and upon the same terms as holders of the ADSs participate in any of the transactions described below without having to convert their Notes as if such Holders of the Notes held a number of the ADSs equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holders divided by $1,000:

(1)           If the Company shall issue Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or combination, as the case may be;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution or immediately after the open of business on the effective date of such share split or combination, as the case may be;

OS0 = the number of Ordinary Shares outstanding immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or combination, as the case may be; and

OS1 = the number of Ordinary Shares that would be outstanding immediately after giving effect to such dividend or distribution or such share split or combination, as the case may be.

Any adjustment made pursuant to this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution or immediately after the open of business on the date on which such share split or combination becomes effective, as applicable.  If any dividend or distribution of the type described in this clause (1) is declared but not paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would be in effect if such dividend or distribution had not been declared.

(2)           If the Company distributes to all or substantially all holders of Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling such holders for a period of not more than 60 days after the date of such distribution to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share less than the average of the Last Reported Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by each

ADS over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the first public announcement of such distribution, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

OS0 = the number of Ordinary Shares outstanding immediately prior to the close of business on the record date for such distribution;

X = the total number of Ordinary Shares issuable pursuant to such rights, options or warrants or, in the case of any rights, options or warrants entitling holders thereof to subscribe for or purchase ADSs, the total number of Ordinary Shares represented by the total number of ADSs issuable pursuant to such rights, options or warrants; and

Y = the number of Ordinary Shares equal to the aggregate exercise or conversion price payable to exercise such rights, options or warrants divided by the quotient of (A) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the first public announcement of such distribution, divided by (B) the number of Ordinary Shares then represented by one ADS.

Any increase in the Conversion Rate made pursuant to this clause (2) shall become effective immediately after the close of business on the record date for such distribution.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holder to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by one ADS, and in determining such aggregate price payable for such Ordinary Shares (directly or in the form of ADSs), there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof.

In the event such right, option or warrant described in this clause (2) are not so distributed, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announce its decision not to distribute such rights, options or warrants, to the Conversion Rate that would then be in effect if such distribution had not been declared. If any right, option or warrant described in this clause (2) is not exercised prior to the expiration thereof or Ordinary Shares or ADSs are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would have been in effect had the adjustment made upon the distribution of such rights, options or warrants been made on the basis of the delivery of only the number of Ordinary Shares or ADSs actually delivered.

(3)           If the Company distributes share of its Capital Stock, evidences of its indebtedness or other assets or property of the Company (subject to the exclusions below, the “distributed property”) to all or substantially all holders of Ordinary Shares (directly or in the form of ADSs), excluding:

(A)          dividends or distributions referred to in clause (1) or (2) above;

(B)          dividends or distributions paid exclusive in cash referred to in clause (4) below; and

(C)          Spin-Offs described below in this clause (3);

then the Conversion Rate shall be increased based the following formula:

CR1 = CR0 x	SP0
SP0 — FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

SP0 = (A) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution, divided by (B) the number of Ordinary Shares then represented by one ADS; and

FMV = the fair market value (as determined by the Board of Directors or a committee thereof) of the distributed property with respect to each outstanding Ordinary Share on the ex-dividend date for such distribution.

Any increase made pursuant to the foregoing paragraph of this clause (3) shall become effective immediately after the close of business on the record date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as the holders of the ADSs, the amount and kind of distributed property that such Holder would have received had such Holder owned a number of the ADSs equal to the Conversion Rate in effect on the record date for the distribution. However, the Ordinary Shares Depositary will not make such distribution to a holder of the ADSs if it determines in its discretion that such distribution is not practicable with respect to such holder of ADSs.  In addition, in the case of a distribution of rights to purchase additional Ordinary Shares or other rights, the Ordinary Shares Depositary will not make such distribution unless the Company provides satisfactory evidence that the Ordinary Shares Depositary may lawfully distribute such rights.  If the Ordinary Shares Depositary determines it is not practicable to distribute such rights or the Company does not furnish such evidence, the Ordinary Shares Depositary may (x) sell such rights, if practicable, and distribute the net proceeds as cash or (y) allow such rights to lapse, in which case holders of ADSs will receive nothing.  In the case of a distribution of securities or property other than cash, Ordinary Shares or rights, the Ordinary Shares Depositary may either (x) distribute such securities or property in any manner it deems equitable and practicable, (y) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash or (z) hold the distributed property in which case the ADSs will also represent the distributed property.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on Ordinary Shares in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary, a Consolidated Affiliated Entity or another business unit, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a major U.S. or non-U.S. securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date of the Spin-Off;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date of the Spin-Off;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of “Last Reported Sale Price” as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the 10 consecutive Trading Day period beginning on, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of the ADSs over the Valuation Period, divided by the number of Ordinary Shares then represented by one ADS.

The increase in the Conversion Rate under the preceding paragraph will be determined on the last Trading Day of the Valuation Period but will be given effect immediately after the close of business on the record date of the Spin-Off; provided that, in respect of a conversion of a Note during the Valuation Period, the reference in the above definition of “Valuation Period” to 10 consecutive Trading Days shall be deemed replaced with a reference to such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, and including, the Conversion Date in determining the applicable Conversion Rate.

If any dividend or distribution described in this clause (3) is declared but not paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announce its decision not to pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4)                                 If the Company pays any cash dividends or distributions to all or substantially all holders of Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0

SP0 — C

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 = the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such dividend or distribution, divided by the number of Ordinary Shares then represented by one ADS; and

C = the amount in cash per Ordinary Share that the Company distributes to holders of its Ordinary Shares (directly or in the form of ADSs).

Any adjustment made pursuant to this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If any such dividend or distribution described in this clause (4) is declared but not paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announce its decision not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0”(as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received if such Holder owned a number of the ADSs equal to the Conversion Rate on the record date for such cash dividend or distribution.

(5)                                 If the Company or any of its Subsidiaries or Consolidated Affiliated Entities makes a payment in respect of a tender offer or exchange offer for Ordinary Shares (directly or in the form of ADSs) to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period beginning on, and including, the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, divided by the number of Ordinary Shares then represented by one ADS, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
SP1 x OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the close of business on the Trading Day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for Ordinary Shares or ADSs, as the case may be, purchased or exchanged in such tender or exchange offer;

OS0 = the number of Ordinary Shares outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of Ordinary Shares outstanding immediately after the time such tender or exchange offer expires (after giving effect to the purchase or exchange of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 = the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period beginning on, and including, the Trading Day immediately following the date such tender offer or exchange offer expires, divided by the number of Ordinary Shares then represented by one ADS.

The adjustment to the Conversion Rate under this clause (5) will be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but will be given effect immediately after the close of business on the date such tender or exchange offer expires; provided that if the Conversion Date occurs within the 9 consecutive Trading Day period beginning on, and including, the Trading Day immediately following the date such tender or exchange offer expires, each reference in this clause (5) with respect to 10 consecutive Trading Days shall be deemed replaced with a reference to such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the Conversion Date in determining the applicable Conversion Rate.

If the Company is obligated to purchase shares pursuant to any tender offer or exchange offer referred to in this clause (5), but the Company is ultimately prevented by applicable law from effecting all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that had been effected.

(e)                                  If the application of any of the foregoing formulas in Section 4.06(d) (other than in respect of a reverse share split or share combination) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made. The Company shall not take any action that would result in an adjustment to the Conversion Rate pursuant to this Section 4.06 in such a manner as to result in the reduction of the Conversion Price to less than the par value of the Ordinary Shares.

(f)                                   Adjustments to the applicable Conversion Rate will be calculated to the nearest 1/10,000th of an ADS. No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate that the Company elects not to make and take them into account upon the earliest of (1) any conversion of Notes and (2) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

Section 4.07                             Adjustment to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or in connection with the Company’s Election to Redeem for Change in Tax Laws

(a)                                 If a Holder elects to convert Notes in connection with a Make-Whole Fundamental Change, the Conversion Rate shall be increased by a number of additional ADSs as described below.  A conversion of the Notes by a Holder shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if such conversion occurs on or after the Make-Whole Reference Date and prior to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for clause (A) under clause (2) of the definition of the Fundamental Change, the 35th Trading Day immediately following the Make-Whole Reference Date).

(b)                                 The Company shall notify the Holders and the Trustee of the Make-Whole Reference Date and issue a press release on such date no later than five Business Days after such Make-Whole Reference Date.

(c)                                  The number of additional ADSs per $1,000 principal amount of Notes by which the Conversion Rate shall be increased (the “Additional ADSs”) in the event of a Make-Whole Fundamental Change will be determined by the Company by reference to the table below, based on the date on which such Make-Whole Fundamental Change occurs or becomes effective (the “Make-Whole Reference Date”), and the price (the “ADS Price”) paid (or deemed to be paid) per ADS in the Make-Whole Reference Change. If holders of the ADSs receive only cash consideration for their ADSs (in a single per ADS amount, other than with respect to appraisal and similar rights) in connection with a Make-Whole Fundamental Change, the ADS Price will be the cash amount paid per ADS in such Make-Whole Fundamental Change. Otherwise, the ADS Price will be the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Make-Whole Reference Date.

(d)                                 The ADS Prices set forth in the first row of the table below (i.e. the column headers) will be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Price will equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate immediately prior to the adjustment giving rise to the ADS Price adjustment and the denominator of which is the applicable Conversion Rate as so adjusted. The number of Additional ADSs will be adjusted from time to time in the same manner as the Conversion Rate as set forth under Section 4.06.

(e)                                  The following table sets forth for each ADS Price and Make-Whole Reference Date set forth below the number of Additional ADSs by which the Conversion Rate per $1,000 principal amount shall be increased:

	ADS Price
Make-Whole Reference Date	$143.74	$150.00	$170.00	$190.00	$201.24	$225.00	$250.00	$275.00	$300.00	$325.00	$350.00	$375.00
March 17, 2014	1.9877	1.8922	1.3850	1.0128	0.8470	0.5724	0.3663	0.2206	0.1194	0.0522	0.0127	0.0000
March 15, 2015	1.9877	1.9121	1.3830	0.9978	0.8275	0.5480	0.3412	0.1978	0.1005	0.0382	0.0049	0.0000
March 15, 2016	1.9877	1.9089	1.3482	0.9466	0.7716	0.4899	0.2878	0.1532	0.0670	0.0177	0.0000	0.0000
March 15, 2017	1.9877	1.5971	1.1115	0.7685	0.6207	0.3857	0.2202	0.1119	0.0441	0.0073	0.0000	0.0000
March 15, 2018	1.9877	1.6240	1.0805	0.7066	0.5504	0.3116	0.1548	0.0617	0.0120	0.0000	0.0000	0.0000
March 15, 2019	1.9877	1.6973	0.9130	0.2938	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Price and Make-Whole Reference Date may not be set forth in the table above, in which case:

(1)                                 if the ADS Price is between two ADS Price amounts in the table or the Make-Whole Reference Date is between two dates in the table, the number of Additional ADSs will be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Price amounts and the two Make-Whole Reference Dates, as applicable, based on a 365-day year.

(2)                                 if the ADS Price is greater than $375.00 per ADS, subject to adjustment from time to time in the same manner as the ADS Prices set forth in the column headings of the table above, no Additional ADSs will be added to the Conversion Rate; and

(3)                                 if the ADS Price is less than $143.74 per ADS, subject to adjustment from time to time in the same manner as the ADS Prices set forth in the column headings of the table above, no Additional ADSs will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed 6.9570 ADSs per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate as described under Section 4.06.

(f)                                   If a Holder elects to convert its Notes in connection with the Company’s election to redeem the Notes in respect of a change in tax law as described under Article 6, the Conversion Rate shall be increased by a number of additional ADSs as described below. The Company shall settle conversion of Notes as described in Section 4.02 and, for the avoidance of doubt, pay Additional Amounts, if any, with respect to any such conversion. A conversion shall be deemed to be “in connection with” the Company’s election to redeem the Notes in respect of a change in tax law if such conversion occurs during the period from, and including, the date the Company provides the related notice of redemption to Holders until the close of business on the Business Day immediately preceding the Tax Change Redemption Date (or, if the Company fails to pay the Tax Change Redemption Price, such later date on which the Company pays the Tax Change Redemption Price). Simultaneously with providing such notice of redemption, the Company shall (i) publish a notice containing the information in this Section 4.07(f) in a newspaper of general circulation in the City of New York or issue a press release and (ii) publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(g)                                  The number of Additional ADSs by which the Conversion Rate shall be increased in the event the Company elects to redeem the Notes in respect of a change in tax law will be determined by reference to the table in Section 4.07(e) above, based on the Redemption Reference Date and the Redemption Reference Price,  but determined for purposes of this Section 4.07(g) as if (1) the Holder had elected to convert its Notes in connection with a Make-Whole Fundamental Change, (2) the applicable Redemption Reference Date were the “Make-Whole Reference Date” and (3) the applicable Redemption Reference Price were the “ADS Price”

(and subject, for the avoidance of doubt, to the two paragraphs immediately following such table).

(h)                                 If the Company has designated a Tax Change Redemption Date as described under Article 6, a Holder that complies with the requirements for conversion described under Section 4.02 will be deemed to have delivered and not withdrawn a notice of its election not to have its Notes so redeemed.

Section 4.08                             Events That Will Not Result in Adjustments. Except as described in this First Supplemental Indenture, the Company will not adjust the Conversion Rate. Without limiting the foregoing, the applicable Conversion Rate will not be adjusted:

(1)                                 upon the issuance of Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(2)                                 upon the issuance of Ordinary Shares or ADSs or options or rights to purchase or acquire Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or Consolidated Affiliated Entities;

(3)                                 upon the issuance of Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) and outstanding as of the date the Notes were first issued, except as described below under Section 4.10;

(4)                                 upon the issuance of Ordinary Shares or ADSs not described in the preceding clauses that is not expressly covered by a transaction described in Section 4.06(d) above, regardless of the price at which such Ordinary Shares or ADSs are issued;

(5)                                 upon the repurchase of Ordinary Shares or ADSs pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 4.06(d)(5), including structured or derivative transactions;

(6)                                 for a change in the par value of Ordinary Shares; or

(7)                                 for accrued and unpaid interest, if any.

Section 4.09                             Treatment of Reference Property.

(a)                                 In the event of:

(1)                                 any Fundamental Change described in clause (2) of the definition thereof;

(2)                                 any reclassification of Ordinary Shares (other than changes resulting from a subdivision or combination);

(3)                                 a consolidation, binding share exchange, recapitalization, merger, combination or other similar event involving the Company; or

(4)                                 a sale, conveyance, transfer, lease or other disposition to another Person of all or substantially all of the consolidated property and assets of the Company and its Subsidiaries and Consolidated Affiliated Entities,

in which the ADSs would be converted into, or exchanged for, cash, securities or other property or combination thereof (each a “Specified Transaction”), the Company or the successor or purchasing corporation, as the case may be, will execute with the trustee a supplemental indenture providing that, at and after the effective time of the Specified Transaction, the right to convert each $1,000 principal amount of Notes into ADSs will be changed into a right to convert such principal amount of Note into the type and amount of cash, securities or other property or combination thereof (the “Reference Property”) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Specified Transaction would have owned or been entitled to receive upon such Specified Transaction.

(b)                                 For purposes of the foregoing, the type and amount of consideration that a holder of the ADSs would have been entitled to in the case of any such transactions that cause the ADSs to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of shareholder election, will be deemed to be:

(1)                                 if holders of the majority of the ADSs affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of the ADSs that affirmatively make such an election; or

(2)                                 if the holders of a majority of the ADSs do not affirmatively make such an election, the weighted average of the types and amount of consideration actually received by such non-electing holders.

The Company will provide written notification to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made.

Any supplemental indenture will also provide for anti-dilution and other adjustments that are as near equivalent as practicable to the adjustments described under Section 4.06(d) above (it being understood that no such adjustment shall be required with respect to any portion of the Reference Property that does not consist of shares of common equity (however evidenced) or depositary receipts in respect thereof).  If the property in respect to any such Specified Transaction includes shares of stock, securities or other property or assets of a company other than the Company or the successor or purchasing company, as the case may be, in such Specified Transaction, such other company will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions to protect the interests of the Holders.

(c)                                  The Company shall not become a party to any such Specified Transaction unless its terms are consistent with this Section 4.09.

Section 4.10                             Treatment of Rights. If the Company has a shareholder rights agreement or a rights plan in effect upon conversion of the Notes into ADSs, Holders of the Notes will receive, in addition to ADSs received in connection with such conversion, the rights under the shareholder rights agreement or the rights plan, unless prior to such conversion, the rights have separated from Ordinary Shares (directly or in the form of ADSs), in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Ordinary Shares (directly or in the form of ADSs), the distributed property as described in Section 4.06(d)(3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a shareholder agreement or a rights plan that would allow a Holder to receive upon conversion, in addition to any of the ADSs, the rights described therein with respect to such ADSs (unless such rights or warrants have separated from Ordinary Shares) shall not constitute a distribution of rights or warrants that would entitle a Holder to an adjustment to the Conversion Rate.

Section 4.11                             Voluntary Adjustment.  In addition to the adjustments described in Section 4.06(d)(1) through Section 4.06(d)(5), to the extent permitted by law and rules of The New York Stock Exchange or any other securities exchange on which any of the Company’s securities are then listed, the Company is permitted to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, which determination will be conclusive. The Company shall notify the Holders of the Notes and the Trustee of the increased Conversion Rate and the period during which it will be in effect at least 15 days prior to the date the increased Conversion Rate takes effect, and otherwise in accordance with law. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of its Ordinary Shares or ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

Section 4.12                             Adjustment of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices over a span of multiple days (including the “ADS price” for purposes of a Make-Whole Fundamental Change or a redemption in connection with a change in tax law), the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the record date or effective date of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.

Section 4.13                             Notice of Adjustment.  Whenever the Conversion Rate is adjusted as described in this Article 4 pursuant to this First Supplemental Indenture, the Company shall notify the Trustee, the Conversion Agent and the Paying Agent of such Conversion Rate adjustment and file with the Trustee, the Conversion Agent and the Paying Agent an Officer’s Certificate. Promptly after providing such notice to the Trustee, the Conversion Agent and the Paying Agent, the Company will provide a written notice of such

Conversion Rate adjustment and the date on which each adjustment becomes effective to all Holders of the Notes at their addresses shown in the register of the Registrar within 5 Business Days of the date on which the Conversion Rate adjustment is made. The Company will also publicly announce the relevant information through a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time. The Company’s failure to deliver such notice will not affect the legality or validity of any such Conversion Rate adjustment.

Section 4.14                             Trustee’s Disclaimer; Agents’ Disclaimer.

(a)                                 Neither the Trustee nor any Agent shall have a duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and/or an Opinion of Counsel, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee, the Conversion Agent and the Paying Agent pursuant to Section 4.13.  Unless and until a responsible officer of the Trustee shall have received such Officer’s Certificate,  neither the Trustee, the Conversion Agent nor the Paying Agent will be deemed to have knowledge of such Conversion Rate adjustment and may assume without inquiry that the last Conversion Rate of which it has been notified by the Company is still in effect.

(b)                                 Neither the Trustee nor any Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Notes, and neither the Trustee nor any Agent shall be responsible for the Company’s failure to comply with any provisions of this Article 4.  Neither the Trustee nor any Agent shall have any obligation to monitor the price of the ADSs or the Ordinary Shares.

(c)                                  Neither the Trustee nor any Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.09, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee and the Agents pursuant to Section 16.01 of the Base Indenture.

ARTICLE 5

COVENANTS

Section 5.01                             Payment of Notes.  Section 6.01 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 6.01 in the Base Indenture shall be superseded and instead be deemed to refer to Section 5.01 of this First Supplemental Indenture.

The Company shall promptly make all payments and deliveries in respect of the Notes on the dates and in the manner provided in the Notes and the Base Indenture and this First Supplemental Indenture.  The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Notes compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.

Section 5.02                             SEC and Other Reports.  Section 10.02 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 10.02 in the Base Indenture shall be superseded by and instead be deemed to refer to Section 5.02 of this First Supplemental Indenture.

Any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 calendar days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that any such documents filed by the Company with the SEC via the Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be delivered with the Trustee as of the time such documents are filed via EDGAR (with a confirmation of the filing to be sent to the Trustee), it being understood that the Trustee shall have no responsibility to determine if such filings have been made.  The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no responsibility to disseminate any documents or reports to the Holders or provide any confirmation that any filing has been completed.

Section 5.03                             Compliance Certificates.  Section 6.06 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 6.06 in the Base Indenture shall be superseded by, and instead be deemed to refer to, Section 5.03 of this First Supplemental Indenture.

The Company shall deliver to the Trustee, (a) within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2014), and (b) within 14 days of a written request from the Trustee, a certificate of the principal executive officer, principal financial officer or principal accounting officer as to the signer’s knowledge of the Company’s compliance with all conditions and covenants under the Indenture and specifying whether or not the signer thereof knows of any Default or Event of Default that occurred during the previous year.  If such signer knows of such a Default or Event of Default, the Officer’s Certificate shall describe each such Default or Event of Default and the nature and status thereof and efforts to remedy the same of which such person may have knowledge.  For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of the Indenture.

Section 5.04                             Further Instruments and Acts.  Upon request of the Trustee or any Agent, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this First Supplemental Indenture.

Section 5.05                             Additional Amounts.

Section 6.05 of the Base Indenture shall not apply to the Notes and hereafter shall be void and have no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and in so far as relating to the Notes, any reference to Section 6.05 of the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Section 5.05 of this First Supplemental Indenture. In addition, for the avoidance of doubt, in this First Supplemental Indenture, the term “Additional Amounts” shall have the meaning ascribed to it here and the meaning set forth in the Base Indenture shall not apply to the Notes or this First Supplemental Indenture.

All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to the Notes, including, but not limited to, payments of principal (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Change Redemption Price, if applicable), payments of interest and deliveries of ADSs (together with payments of cash for any fractional ADS, if applicable) upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor are, or are deemed to be, organized or otherwise resident or doing business for tax purposes or from or through which payment is made or deemed to be made on the Company’s behalf (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.  In the event that any such withholding or deduction is so required, the Company shall pay to the Holder of each Note such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts which would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(a)                                 for or on account of:

(1)                                 any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(A)                               the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely holding such Note or the receipt of payments or the enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B)                               the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Change Redemption Price, if applicable) and interest on, such Note or the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder would have been entitled to Additional Amounts had such Note been presented for payment on the last day of such 30-day period); or

(C)                               the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(2)                                 any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(3)                                 any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes;

(4)                                 any withholding or deduction that is imposed or levied on a payment to an individual pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(5)                                 any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(6)                                 any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (1), (2), (3), (4) or (5); or

(b)                                 with respect to any payment of the principal of (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Change Redemption Price, if applicable) and interest on, such Note to a Holder, or delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

(c)                                  In addition to the foregoing, the Company shall also pay and indemnify the Holder for any present or future stamp, issue, registration, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including related penalties, interest and additions to tax) which are levied by any Relevant Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Indenture or any other document or instrument referred to therein, or the receipt of any payments (other than for taxes or similar charges imposed on, or determined by, net income (however denominated)) under or with respect to the Notes.

(d)                                 If the Company is or becomes obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Company shall deliver to the Trustee and Paying Agent (if other than the Trustee) on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company shall notify the Trustee and the Paying Agent (if other than the Trustee) promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable.  The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and the Paying Agent (if other than the Trustee) shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary and the amount of such payments. The Company shall provide the Trustee and the Paying Agent (if other than the Trustee) with documentation evidencing the payment of Additional Amounts and the Trustee shall make such documentation available to the Holders of the Notes. The Trustee and the Paying Agent (if other than the Trustee) shall have no obligation to confirm the accuracy or calculations involved in the determination of such Additional Amounts.

(e)                                  The Company shall make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.  Upon request, the Company shall provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation satisfactory to the Trustee evidencing the payment of any taxes so deducted or withheld.  Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders and beneficial owners of the Notes.

(f)                                   Whenever there is mentioned in any context the delivery of ADSs (together with payment of cash for any fractional ADS) upon conversion of the Notes or the payment of principal of (including the Fundamental Change Repurchase Price, if applicable, the 2017 Repurchase Price, if applicable, and the Tax Change Redemption Price, if applicable), and any interest on, any Note or any amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for in this First Supplemental Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

ARTICLE 6

OPTIONAL REDEMPTION

Section 4.07 of the Base Indenture shall not apply to the Notes and hereafter shall be void and have no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and in so far as relating to the Notes, any reference to Section 4.07 of the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Article 6 of this Supplemental Indenture.

Section 6.01                             Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction

(a)                                 If the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts that are more than a de minimis amount, as a result of:

(1)                                 any change or amendment on or after the date of the Prospectus Supplement (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after such later date) in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or

(2)                                 any change on or after the date of the Prospectus Supplement (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, after such later date) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);

(each, a “change in tax law”), the Company may, at its option, redeem all but not part of the Notes (except in respect of certain Holders that elect otherwise as described in Section 6.01(c)) at a redemption price (the “Tax Change Redemption Price”) equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the Tax Change Redemption Date, including, for the avoidance of doubt, any Additional Amounts with respect to such Tax Change Redemption Price; provided that the Company may only redeem the notes if:

(A)                               the Company cannot avoid these obligations by taking commercially reasonable measures available to the Company; and

(B)                               the Company delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to such change in tax law and obligation to pay Additional Amounts that are more than a de minimis amount, provided, further, that if the Tax Change Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the Holder of record of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and the Tax Change Redemption Price payable to the Holder who presents a Note for redemption will be equal to 100% of the principal amount of such Note, including for the avoidance of doubt, any Additional Amounts with respect to such Tax Change Redemption Price.

(b)                                 The Company shall give Holders not less than 30 days’ nor more than 60 days’ notice prior to the redemption date (a “Tax Change Redemption Date”). Simultaneously with providing such notice, the Company shall (i) publish a notice containing the information in this Section 6.01 in a newspaper of general circulation in the City of New York or issue a press release and (ii) publish the information on the Company’s website or through such other public medium as the Company may use at that time. The Tax Change Redemption Date must be a Business Day.

(c)                                  Upon receiving such notice of redemption, each Holder will have the right to elect to not have its Notes redeemed, in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such change in tax law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change or the 2017 Repurchase Date, maturity or otherwise, and whether in ADSs, Reference Property or otherwise) after the Tax Change Redemption Date (or, if the Company fails to pay the Tax Change Redemption Price on the Tax Change Redemption Date, such later date on which the Company pays the Tax Change Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such change in tax law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its notes in connection with the Company’s election to redeem the Notes in respect of such change in tax law as described in Section 4.07(f), the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

(d)                                 A Holder electing to not have its Notes redeemed must deliver to the Paying Agent a written notice of election so as to be received by the Paying Agent prior to the close of business on the second Business Day immediately preceding the Tax Change Redemption Date; provided that, a Holder that complies with the requirements for conversion described in Section 4.02 will be deemed to have delivered a notice of its election to not have its Notes so redeemed. A Holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Tax Change Redemption Date (or, if the Company fails to pay the Tax Change Redemption Price on the Tax Change Redemption Date, such later date on which the Company pays the Tax Change Redemption Price). If no election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

(e)                                  No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to such Tax Change Redemption Date.

(f)                                   Other than as described in this Section 6.01, the Notes may not be redeemed by the Company at the Company’s option prior to maturity.

ARTICLE 7

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.04 of the Base Indenture shall not apply to the Notes and hereafter shall be void and have no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Article 6.04 in the Base Indenture shall be superseded by and references thereto shall be deemed to refer to this Article 7 of this First Supplemental Indenture.

Section 7.01                                  Consolidation, Merger and Sale of Assets.  The Company shall not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, to, another Person, unless:

(a)                                 either (i) the Company is the continuing corporation or (ii) the resulting, surviving, transferee or successor Person (if other than the Company) (the “Successor Person”) is a corporation organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, Hong Kong, the United States of America or any State thereof or the District of Columbia, and such Person expressly assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and the Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts as set forth in Section 5.05;

(b)                                 immediately after giving effect to the transaction described above, no Default or Event of Default has occurred and is continuing; and

(c)                                  the Company has delivered to the Trustee an Officer’s Certificate, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this First Supplemental Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.02                                  Successor to be Substituted.  Upon any such consolidation, merger, sale, conveyance, transfer, lease or other disposal in which the Company is not the continuing corporation and upon the assumption by the Successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, such Successor Person shall succeed to, and be substituted for, the Company, and may exercise every right and power of the Company with the same effect as if it had been named herein as the party of this first part, and if the predecessor Company is still in existence after the transaction, the predecessor Company shall be released from its obligations and covenants under the Notes and the Indenture, except in the case of a lease of all or substantially all of the Company’s properties and assets.  Such Successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Person instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such transaction, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 8

DEFAULT AND REMEDIES

Section 8.01                                           Events of Default.  Section 7.01 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 7.01 in the Base Indenture shall superseded by, and instead be deemed to refer to, Section 8.01 of this First Supplemental Indenture.

An “Event of Default”, whenever used in the Indenture with respect to the Notes shall mean any one of the following events:

(a)                                 default for 30 days in payment of any interest when due and payable on the Notes;

(b)                                 default in payment of principal of the Notes when due and payable at maturity, upon redemption, upon required repurchase following a Fundamental Change, upon required repurchase on the 2017 Repurchase Date, upon declaration of acceleration or otherwise;

(c)                                  default in the Company’s obligations to satisfy its Conversion Obligation upon exercise of a Holder’s conversion rights and such default is not cured or such conversion is not rescinded within 10 Business Days;

(d)                                 failure by the Company to comply with its obligations under Article 7;

(e)                                  default in the Company’s notice obligations under Section 6.01, Section 3.01, Section 3.04 and Section 4.07, in each case, when due and such failure continues for a period of five Business Days;

(f)                                   default by the Company or any of its Subsidiaries in the payment of principal, interest or premium when due under any other instruments of indebtedness having an aggregate outstanding principal amount of $50 million (or its equivalent in any other currency or currencies) or more in the aggregate of the Company and/or any of its Subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable or (ii) from a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise and, in each case, such default continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; provided that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness, rescission of such declaration of acceleration or waiver or with consent of the lender;

(g)                                  default in the Company’s performance of any other covenants or agreements contained in the Indenture or the Notes for 60 days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes;

(h)                                 failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $50 million (or its equivalent in any other currency or currencies)(excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days;

(i)                                     the Company or any Significant Subsidiary or any group of Subsidiaries that, if they were one entity, would be a Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or any such group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any such group of Subsidiaries or all or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)                                    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary or any group of Subsidiaries that, if they were one entity, would be a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or such group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or such group of Subsidiaries or all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

For the avoidance of doubt, for the purposes of this Section 8.01, each of the Company’s Consolidated Affiliated Entities will be deemed to be a “Subsidiary” for purposes of the definition of Significant Subsidiary.

The Trustee shall not be deemed to have knowledge of an Event of Default unless and until it receives a written notification of such Event of Default describing the circumstances of such, and identifying circumstances constituting such Event of Default.

Section 8.02                                           Acceleration.  Section 7.02 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 7.02 in the Base Indenture shall be superseded by, and instead be deemed to refer to, Section 8.02 of this First Supplemental Indenture.

(a)                                 Subject to the provisions of the Section 8.02(b), if an Event of Default occurs and is continuing (other than an Event of Default described in Sections 8.01(i) and 8.01(j) above with respect to the Company (and not with respect to a Significant Subsidiary or group of Subsidiaries that, if they were one entity, would be a Significant Subsidiary)), the Trustee by notice to the Company, or the Holders of at least 25% of the aggregate principal amount of the outstanding Notes by notice to the Company, and the Trustee, may, and the Trustee at the request of such Holders accompanied by security and/or indemnity satisfactory to it, shall declare 100% of the principal of and accrued and unpaid interest on, all the Notes to be due and payable. Upon such a declaration of acceleration, all principal and accrued and unpaid interest on the Notes shall be due and payable immediately. However, upon an Event of Default as described in Sections 8.01(i) and 8.01(j) involving the Company (and not with respect to a Significant Subsidiary or group of Subsidiaries that, if they were one entity, would be a Significant Subsidiary), the aggregate principal amount and accrued and unpaid interest shall automatically become due and payable immediately.

(b)                                 Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 5.02 hereof shall, for the first 180 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 8.01(g)), consist exclusively of the right to receive additional interest on the Notes (“Reporting Additional Interest”) at an annual rate equal to:

(1)                                 0.25% of the outstanding principal amount of the Notes for the first 90 days such Event of Default is continuing in such 180-day period; and

(2)                                 0.50% of the outstanding principal amount of the Notes for the remaining 90 days such Event of Default is continuing in such 180-day period.

(c)                                  If the Company so elects, such Reporting Additional Interest will be payable on all outstanding Notes from, and including, the date on which such Event of Default first occurs (which will be the 60th day after written notice is provided to the Company in accordance with an Event of Default pursuant to Section 8.01(g)) to, but not including, the 181st day thereafter (or such earlier date on which the Event of Default relating to a failure to comply with such requirements shall have been cured or waived or cease to exist).  On such 181st day following the Event of Default relating to the reporting obligations set forth in Section 5.02, if such Event of Default has not been cured or waived prior to such 181st day, the Notes shall be subject to acceleration as provided above.  The provisions described in this Section 8.02(c) will not affect the rights of Holders in the event of the occurrence of any other Event of Default. To the extent the Company elects to pay Reporting Additional Interest, it will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(d)                                 In order to elect to pay Reporting Additional Interest on the Notes as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 5.02 in accordance with Section 8.02(b) and Section 8.02(c), the Company shall notify all Holders of Notes and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs. If the Company fails to timely give such notice, the Notes will be immediately subject to acceleration as provided above.

Section 8.03                                           Waiver of Past Defaults; Control by Holders.  Section 7.06 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 7.06 in the Base Indenture shall be superseded by, and instead be deemed to refer to, Section 8.03 of this First Supplemental Indenture.

(a)                                 The Holders of a majority of the aggregate principal amount of the outstanding Notes may waive all past Defaults (except with respect to (i) nonpayment of principal of, or interest on, any Note or in the payment of amounts due upon redemption, upon required repurchase in connection with a Fundamental Change or required repurchase in connection with the 2017 Repurchase Date of any Note; (ii) the Company’s failure to comply with its obligations to convert the Notes in accordance with this First Supplemental Indenture upon exercise of a Holder’s conversion rights; or (iii) any provision under the Indenture that cannot be modified or amended without the consent of the Holders of each outstanding Note affected thereby) and rescind any such acceleration with respect to the Notes and its consequences if:

(1)                                 rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2)                                 all existing Events of Default, other than the uncured nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(b)                                 Each Holder shall have the right to receive payment or delivery, as the case may be, of:

(1)                                 the principal (including the Fundamental Change Purchase Price, if applicable, the 2017 Repurchase Price, if applicable, or the Tax Change Redemption Price, if applicable) of;

(2)                                 accrued and unpaid interest, if any, on; and

(3)                                 the consideration due upon conversion of,

its Notes, on or after the respective due dates expressed or provided for in this First Supplemental Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder.

(c)                                  The Holders of a majority of the aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided, however, that, subject to the provisions of Sections 11.01 and 11.02 of the Base Indenture, the Trustee may refuse to follow any such direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification and/or security satisfactory to it against all losses and expenses caused by taking or not taking such action. In addition, the Trustee shall not be required to expend its own funds under any circumstances.

Section 8.04                                  Limitation on Suits.  Section 7.07 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 7.07 in the Base Indenture shall be superseded by, and instead be deemed to refer to, Section 8.04 of this First Supplemental Indenture.

(a)                                 Subject to Section 11.02 of the Base Indenture, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due or to receive amounts due to it upon conversion, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)                                 such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% of the aggregate principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                 such Holders have offered the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

(4)                                 the Trustee has not complied with such written request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

(5)                                 the Holders of a majority of the aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Section 8.05                                  Notice of Default. The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice any events that would constitute a Default or Event of Default, the status of those events and what action the Company is taking or proposing to take in respect thereof. If a Default or Event of Default occurs and is continuing and is notified in writing to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs.

ARTICLE 9

AMENDMENTS

Section 9.01                                  Without Consent of Holders.  Section 14.01 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 14.01 in the Base Indenture shall be superseded by and instead be deemed to refer to Section 9.01 of this First Supplemental Indenture.

The Company and the Trustee may amend this First Supplemental Indenture or the Notes without notice to or consent of any Holders to:

(a)                                 (1) cure any ambiguity, manifest error or defect or (2) cure any omission or inconsistency;

(b)                                 provide for the assumption by a successor corporation of the Company’s obligations under the Indenture;

(c)                                  upon the occurrence of a Specified Transaction, (1) provide that the Notes are convertible into the Reference Property and (2) effect the related changes to the terms of the Notes described under Section 4.09 above, in each case in accordance with the applicable provisions of the Indenture;

(d)                                 add guarantees with respect to the Notes;

(e)                                  secure the Notes;

(f)                                   increase the Conversion Rate;

(g)                                  provide for a successor trustee in accordance with the terms of the Indenture;

(h)                                 add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(i)                                     comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(j)                                    make any change that does not adversely affect the rights of any Holder in any material respect; provided, that any amendment made solely to conform the provisions of the Indenture or the Notes to the description of the Notes contained in the Prospectus Supplement (as evidenced by an Officer’s Certificate) will be deemed not to be adverse to any Holder.

Section 9.02                                  With Consent of Holders.  Section 14.02 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 14.02 in the Base Indenture shall be superseded by and instead be deemed to refer to Section 9.02 of this First Supplemental Indenture.

The Trustee and the Company may amend the Indenture or the Notes with the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, and subject to certain exceptions, any past default may be waived with the consent of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes.  However, without the consent of each Holder of an outstanding Note affected by, no amendment may, among other things:

(a)                                 reduce the amount of Notes whose Holders must consent to an amendment;

(b)                                 reduce the rate, or extend the state time for payment of interest on, any Note;

(c)                                  reduce the principal, or extend the stated maturity, of any Note;

(d)                                 make any change that adversely affects the conversion rights of any Notes;

(e)                                  reduce the Tax Change Redemption Price, the Fundamental Change Repurchase Price or the 2017 Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                                   change the place or currency of payment of principal or interest in respect of any Note;

(g)                                  impair the right of any Holder to receive any payment of principal of and interest on such Holder’s Notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or consideration due upon conversion;

(h)                                 adversely affect the ranking of the Notes as the Company’s senior indebtedness;

(i)                                     change the Company’s obligation to pay Additional Amounts on any Note; or

(j)                                    make any change in the amendment provisions or in the waiver provisions which require each Holder’s consent.

It is not necessary for the consent of the Holders of Notes under this First Supplemental Indenture to approve the particular form of any proposed amendment, but it is sufficient if such consent approves the substance thereof.

Section 9.03                                  Notification.  After an amendment under this Article 9 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Article 9.

ARTICLE 10

DISCHARGE OF INDENTURE

Section 10.01                           Discharge of Liability on Notes.  Section 12.02 of the Base Indenture shall not apply to the Notes and hereafter shall be void and of no force and effect except solely with respect to any other series of Securities issued under the Base Indenture; and, insofar as relating to the Notes, any reference to Section 12.02 in the Base Indenture shall instead be deemed to refer to Section 10.01 of this First Supplemental Indenture.

(a)                                 When (1) the Company delivers to the Trustee all outstanding Notes for cancellation or (2) after all outstanding Notes have become due and payable, whether at stated maturity, on a Tax Change Redemption Date, on a Fundamental Change Repurchase Date, on the 2017 Repurchase Date or upon declaration of acceleration, and/or have been converted, the Company irrevocably deposits with the Trustee or deliver to the Holders, as applicable, cash and/or, solely to satisfy outstanding conversion, the ADSs (or Reference Property, if applicable) sufficient to pay all of the outstanding Notes and/or satisfy all conversions, as the case may be, and in each such case the Company pays all other sums payable under the Indenture by the Company, then the Indenture shall, subject to Section 10.01(b) of this First Supplemental Indenture, cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)                                 Notwithstanding Section 10.01(a), the Company’s obligations in this Article 10 shall survive until the Notes have been paid in full or the delivery of the ADSs in accordance with Article 4 has been satisfied in full.

Section 10.02                           Defeasance.  The Notes will not be subject to defeasance.  Accordingly, Section 12.03 of the Base Indenture shall not apply with respect to the Notes.

ARTICLE 11

MISCELLANEOUS

Section 11.01                           Ratification of Indenture.  This First Supplemental Indenture is executed by the Company, and by the Trustee upon the Company’s request, pursuant to the provisions of Section 14.01(o) of the Base Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes.  The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed.  Notwithstanding the foregoing, to the extent that any of the terms of this First Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of this First Supplemental Indenture shall govern.

Section 11.02                           Responsibility for Recitals, Etc.  The recitals herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations, warranty or undertaking, express or implied, and no responsibility or liability is accepted by the Trustee as to the validity or sufficiency of this First Supplemental Indenture or of the Notes or as to the accuracy or completeness of the information included or incorporated by reference in this First Supplemental Indenture or any other information supplied in connection with the Notes.  The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.  All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.

Section 11.03                           Calculations in Respect of the Notes.  Except as otherwise provided hereunder, the Company shall be responsible for making all calculations called for under the Indenture and the Notes or in connection with a conversion.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the ADSs, accrued interest payable on the Notes, any Additional Amounts, if any, on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Trustee, the Paying Agent, the Conversion Agent and the Holders of Notes. Neither the Trustee nor any of the Agents shall have any duty to monitor the accuracy of any of the calculations made by the Company which will be conclusive and binding on the Holders, absent manifest error. The Company will provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and Conversion Agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of the

Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of notes upon the request of that Holder.

Section 11.04                           Severability.  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 11.05                           Successors and Assigns.  This First Supplemental Indenture shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and the Trustee.

Section 11.06                           Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture and signature pages for all purposes.

Section 11.07                           Governing Law; Waiver of Trial by Jury.  The Base Indenture, this First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE INDENTURE.

Section 11.08                           Submission to Jurisdiction.  The parties hereby submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or with respect to any Note.

As long as any of the Notes remain outstanding or the parties hereto have any obligation under this First Supplemental Indenture, the Company shall have an authorized agent upon whom process may be served in any such legal action or proceeding.  Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder.  The Company hereby initially appoints Law Debenture Corporate Services Inc. at

400 Madison Avenue, 4th Floor, New York, New York 10017, as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this First Supplemental Indenture, no immunity (to the extent that it may now or hereafter exist, whether on the ground of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by the Company to the fullest extent permitted by law.

Section 11.09                           Currency Indemnity.  The U.S. dollar is the sole currency of account and payment for all sums payable by the Company under the Indenture.  Any amount received or recovered in a currency other than U.S. dollars in respect of the Notes (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by the Holder in respect of any sum expressed to be due to it from the Company will constitute a discharge of the Company only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so).  If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company will indemnify the recipient against any loss sustained by it as a result.  In any event the Company will indemnify the recipient against the cost of making any such purchase.

For the purposes of this indemnity, it will be sufficient for the Holder to certify that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable).  These indemnities constitute a separate and independent obligation from the other obligations of the Company, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

Section 11.10                           No Sinking Fund.  No sinking fund is provided for the Notes.  Accordingly, Article V of the Base Indenture shall not apply with respect to the Notes.

Section 11.11                           No Subordination.  The Notes are senior obligations of the Company.  Accordingly, Article XV of the Base Indenture shall not apply with respect to the Notes.

Section 11.12                           No Adverse Interpretation of Other Agreements.  This First Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture.

Section 11.13                           Purchase of Notes in Open Market.  The Company (whether itself or through its Subsidiaries or Consolidated Affiliated Entities) may, to the extent permitted by law, at any time and from time to time, directly or indirectly purchase any Notes on the open market, by tender offer or exchange offer, pursuant to negotiated transactions or otherwise without prior notice to the Holders. Any Notes repurchased by the Company may, at its option, be surrendered to the Trustee for cancellation, but may not be reissued or resold by the Company. Any Notes surrendered for cancellation will be promptly cancelled and will no longer be considered outstanding under the Indenture. The Company may also enter into cash settled swaps or other derivatives with respect to the Notes.

Section 11.14                           Trust Indenture Act Controls.  If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

VIPSHOP HOLDINGS LIMITED

By:	/s/ Donghao Yang
Name: Donghao Yang
Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President

By:	/s/ Linda Reale
Name: Linda Reale
Title: Vice President

Signature Page to the First Supplemental Indenture

EXHIBIT A

FORM OF GLOBAL NOTE REPRESENTING THE NOTES

2

Global Notes Legend(1)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE II OF THE INDENTURE OR ARTICLE 3 OF THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 3.06 OF THE INDENTURE AND SECTION 2.07 OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.06 OF THE INDENTURE AND SECTION 2.07 OF THE FIRST SUPPLEMENTAL INDENTURE, AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE GOVERNING THIS NOTE), TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(1)         Include for Global Notes.

3

VIPSHOP HOLDINGS LIMITED

No.

CUSIP No. 92763WAA1
ISIN No. US92763WAA18

1.50% Convertible Senior Notes due 2019

Vipshop Holdings Limited, an exempted company incorporated in the Cayman Islands for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                                  ($                        ), or other amount shown on the books and records of the Depositary and the Trustee, on March 15, 2019.

Interest Payment Dates:  March 15 and September 15
Regular Record Dates: March 1 and September 1

This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

4

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

VIPSHOP HOLDINGS LIMITED

By:
Name:
Title:

5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By: Deutsche Bank National Trust Company

By:
Authorized Signatory

By:
Authorized Signatory

Date of Authentication:

6

[FORM OF REVERSE SIDE OF NOTE]

1.50% CONVERTIBLE SENIOR NOTE DUE 2019

1.                                      Interest.

Vipshop Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”) promises to pay interest on the principal amount of this Note at the rate per annum set forth above.

The Company shall pay accrued interest semiannually on each March 15 and September 15, commencing on September 15, 2014.

Whenever in this Note there is a reference, in any context, to the payment of the principal of, or interest on, or in respect of, this Note, such mention shall be deemed to include mention of the payment of Reporting Additional Interest as provided for in the Supplemental Indenture to the extent that, in such context, the Reporting Additional Interest is, was or would be payable in respect of this Note and express mention of the payment of Reporting Additional Interest (if applicable) in any provisions of this Note shall not be construed as excluding Reporting Additional Interest in those provisions of this Note where such express mention is not made.

2.                                      Method of Payment.

The Company shall pay the principal of and interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date in accordance with the Supplemental Indenture.  The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  The Company shall pay principal and interest and any Fundamental Change Purchase Price, the 2017 Repurchase Price or Tax Change Redemption Price and any cash in lieu of fractional ADSs in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal and interest and any Fundamental Change Purchase Price, the 2017 Repurchase Price or Tax Change Redemption Price and any cash in lieu of fractional ADSs by check payable in such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.                                      Paying Agent, Registrar and Conversion Agent.

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Registrar and Conversion Agent.  The Company may appoint or change the Paying Agent, Registrar or Conversion Agent without prior notice to any Holder and the Company may act as the Paying Agent, Registrar or Conversion Agent.

7

4.                                      Indenture.

The Company issued the Notes under an Indenture, dated as of March 17, 2014 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of March 17, 2014, between the Company and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. C. §§ 77aaa-77bbbb), as in effect on the date of the Indenture (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of terms.

This Note is a senior and unsecured obligation of the Company.

Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

Any conflict between this Note and the Indenture will be governed by the Indenture.

5.                                      Conversion.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time prior to the close of business on the second Business Day immediately preceding the Maturity Date, to irrevocably convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into ADSs at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

6.                                      Repurchase at Option of Holders Upon a Fundamental Change; Repurchase of Notes by the Company at Option of Holders .

Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, on March 15, 2017, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the 2017 Repurchase Date at a price equal to the 2017 Repurchase Price.

7.                                      Optional Redemption for Changes in the Tax Laws of Relevant Taxing Jurisdiction.

Subject to the provisions of the Indenture, the Company may, at its option, redeem all or but not part of the Notes (except in respect of certain Holders that elect otherwise as described in the Indenture) at the Tax Change Redemption Price in connection with a change in tax law as described in the Indenture. The Company shall give not less than 30 days’ nor more than 60

8

days’ notice prior to the Tax Change Redemption Date to each Holder to be redeemed at its registered address.

Upon receiving such notice of redemption, each Holder will have the right to elect to not have its Notes redeemed, subject to the provisions of the Indenture.

8.                                      Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof.  A Holder may register, transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

9.                                      Persons Deemed Owners.

The registered holder of this Note shall be treated as the owner of it for all purposes.

10.                               Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company without interest thereon upon written request by the Company.  After any such payment, Holders entitled to the money shall look only to the Company and not the Trustee for payment.

11.                               Amendment, Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Company and the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, manifest error, defect, omission or inconsistency, or to add additional covenants of the Company or to make any change that does not adversely affect the rights of any Holder in any material respect.

12.                               Defaults and Remedies.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.

9

13.                               Trustee Dealings with the Company.

Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not the Trustee.

14.                               No Recourse Against Others.

No director, officer, employee, member, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  This waiver and release are part of the consideration for issuance of the Notes.

15.                               Authentication.

This Note shall not be valid until an authorized signature of the Trustee (or an authenticating agent (acting on its behalf)) manually signs the certificate of authentication on the other side of this Note.

16.                               CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.                               Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                  agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

FORM OF NOTICE OF CONVERSION

To: Vipshop Holdings Limited (the “Company”)

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, and directs that the ADSs of the Company, together with any cash for any fractional ADSs, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If any ADSs or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes or similar governmental charges in accordance with the Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

In the case of Certificated Notes, the certificate numbers of the Notes to be converted are as set forth below:

If you want to elect to convert this Note, check the box  [    ]

If you want to elect to convert only part of this Note, state the amount you elect to have converted (must be integral multiple of $1,000):

$

Dated:	Your Signature:
Sign exactly as your name appears on the face of this Note.

Social Security or Other Taxpayer Identification Number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: Vipshop Holdings Limited and Deutsche Bank Trust Company Americas, as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Vipshop Holdings Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) designated below, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but not including, such Fundamental Change Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

If you want to elect to have this Note purchased by the Company pursuant to Section 3.01 of the Supplemental Indenture, check the box [    ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.01 of the Supplemental Indenture, state the amount you elect to have purchased (must be integral multiple of $1,000):

$

Dated:	Your Signature:
Sign exactly as your name appears on the face of this Note.

Social Security or Other Taxpayer Identification Number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

A-1

FORM OF 2017 REPURCHASE NOTICE

To: Vipshop Holdings Limited and Deutsche Bank Trust Company Americas, as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Vipshop Holdings Limited (the “Company”) as to such Holder’s right to require the Company to repurchase their Notes on March 15, 2017 (the “2017 Repurchase Date”) and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) designated below. The undersigned acknowledges that the accrued and unpaid interest thereon to, but not including, the 2017 Repurchase Date shall be paid to the Holder of record at the close of business on the Regular Record Date immediately preceding the 2017 Repurchase Date.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

If you want to elect to have this Note purchased by the Company pursuant to Section 3.04 of the Supplemental Indenture, check the box [    ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.04 of the Supplemental Indenture, state the amount you elect to have purchased (must be integral multiple of $1,000):

$

Dated:	Your Signature:
Sign exactly as your name appears on the face of this Note.

Social Security or Other Taxpayer Identification Number

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

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